Exhibit 10.1
EXECUTION VERSION
          AMENDMENT AGREEMENT (this “Amendment”), dated as of July 7, 2011, among NUANCE COMMUNICATIONS, INC., a Delaware corporation (the “Borrower”), the LENDERS party hereto, UBS AG, STAMFORD BRANCH (“UBS”), as administrative agent and as collateral agent, and CITIGROUP GLOBAL MARKETS INC. (“Citi”), as sole lead arranger and sole book runner, and the other parties thereto from time to time to the Credit Agreement, dated as of March 31, 2006, as amended and restated as of April 5, 2007 (as amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among the Borrower, the LENDERS party thereto from time to time, UBS AG, STAMFORD BRANCH, as administrative agent, and the other parties thereto from time to time. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Existing Credit Agreement.
          WHEREAS, the parties hereto wish to, among other things, amend and restate the Existing Credit Agreement in its entirety to extend the maturity of a portion of the Revolving Facility Commitments and Term Loans and to effect certain other changes described herein;
          WHEREAS, each Lender who executes and delivers this Amendment as an Extending Lender (as defined below) has agreed to extend the maturity of all or a portion of such Lender’s Loans and Commitments in accordance with the terms and subject to the conditions set forth herein;
          WHEREAS, Section 9.08 of the Existing Credit Agreement provides that the relevant Loan Parties and the Required Lenders may amend the Existing Credit Agreement and the other Loan Documents for certain purposes;
          NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
          Section 1. Amendment.
     (a) The Existing Credit Agreement is, effective as of the 2011 Amendment Effective Date (as defined below), hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto (the Existing Credit Agreement as amended hereby, the “Amended and Restated Credit Agreement”).
     (b) Each of the Exhibits and Schedules to the Existing Credit Agreement set forth in Exhibit B hereto is, effective as of the 2011 Amendment Effective Date, hereby amended and restated in the form set forth in Exhibit B hereto.
     (c) All Term Lenders may elect (the “Extending Term Lenders”) to become Term C Lenders (as defined in the Amended and Restated Credit Agreement) and holders of Term C Loans (as defined in the Amended and Restated Credit Agreement) subject to all of the rights, obligations and conditions thereto under the Amended and Restated Credit Agreement by executing the signature page hereof as a “Term Lender” and delivering to the Administrative Agent such signature page (the “Term C Extension Notice”) prior to 12:00 PM, New York City time on June 28, 2011 (the “Consent Deadline”) (provided that the Borrower in its discretion in consultation with the Administrative Agent may accept any Term C Extension Notice delivered to the Administrative Agent after the Consent Deadline) stating the amount of their Term Loans outstanding that such Term Lender would like to extend and reclassify as Term C Loans (“Term C Loans”)

immediately prior to the effectiveness of the 2011 Amendment Effective Date (the “Proposed Term C Extension Amount”).
     (d) All Revolving Facility Lenders may elect (the “Extending Revolving Lenders” and together with the Extending Term Lenders, the “Extending Lenders”) to become Tranche 2 Revolving Lenders (as defined in the Amended and Restated Credit Agreement) and holders of Tranche 2 Revolving Commitments (as defined in the Amended and Restated Credit Agreement) subject to all of the rights, obligations and conditions thereto under the Amended and Restated Credit Agreement by executing the signature page hereof as a “Revolving Lender” and delivering to the Administrative Agent such signature page prior to the Consent Deadline stating the amount of their Revolving Facility Commitments outstanding that such Revolving Facility Lender would like to extend and reclassify as Tranche 2 Revolving Commitments; provided that the Borrower in its discretion in consultation with the Administrative Agent may accept any signature page delivered after the Consent Deadline.
          Section 2. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and each of the Lenders that:
     (a) The execution and delivery of this Amendment is within the Borrower’s organizational powers and has been duly authorized by all necessary organizational action on the part of the Borrower. This Amendment has been duly executed and delivered by the Borrower and constitutes, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally, subject to general principles of equity and subject to implied covenants of good faith and fair dealing. This Amendment will not violate any Requirement of Law in any material respect, will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Loan Party or its property, or give rise to a right thereunder to require any payment to be made by any Loan Party, except in each case for violations, defaults or the creation of such rights that would not reasonably be expected to result in a Material Adverse Effect.
     (b) After giving effect to this Amendment, the representations and warranties set forth in Article III of the Existing Credit Agreement or in any other Loan Document are true and correct in all material respects (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).
     (c) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
          Section 3. Effectiveness. This Amendment shall become effective on the date (the “2011 Amendment Effective Date”) on which (i) the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Guarantors, UBS, Citi, each Extending Lender and the Required Lenders and (ii) each of the following conditions shall have been satisfied in accordance with the terms thereof:
     (a) the representations and warranties set forth in Section 2 hereof shall be true and correct as of the 2011 Amendment Effective Date;
     (b) the Borrower shall deliver or cause to be delivered a legal opinion of counsel to the Borrower, together with any additional legal opinions or other documents reasonably requested by the Administrative Agent in connection herewith, in each case dated the 2011 Amendment Effective Date;
     (c) the Administrative Agent shall have received a certificate, dated the 2011 Amendment Effective Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions precedent set forth in this Section 3 (to the extent satisfaction thereof is not subject to the discretion of a Secured Party) and Section 4.01 of the Amended and Restated Credit Agreement (to the extent satisfaction thereof is not subject to the discretion of a Secured Party);
     (d) Citi, as sole lead arranger (the “Sole Lead Arranger”) in connection with this Amendment, shall have been paid such fees as the Sole Lead Arranger and the Borrower have separately agreed to pursuant to the Fee Letter, dated June 16, 2011 among the Sole Lead Arranger and the Borrower;
     (e) the Borrower shall have paid all reasonable out-of-pocket costs and expenses of the Sole Lead Arranger and the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment (including the reasonable fees and expenses of Cahill Gordon & Reindel llp as counsel to the Sole Lead Arranger); and
     (f) the Administrative Agent shall have received from the Borrower a consent fee for the account of each Lender that has returned an executed signature page to this Amendment to the Administrative Agent as of the Consent Deadline (each such Lender, a “Consenting Lender”) equal to (x) 0.10% of the aggregate principal amount of Loans and Commitments, if any, held by such Consenting Lender as of the 2011 Amendment Effective Date and (y) 0.50% of the aggregate principal amount of Tranche 2 Revolving Commitments held by such Consenting Lender as of the 2011 Amendment Effective Date with respect to which a consent was delivered.
          Section 4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
          Section 5. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 9.07, 9.11 and 9.15 of the Amended and Restated Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.
          Section 6. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
          Section 7. Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent, any other Agent, any Issuing Bank or the Swingline Lender, in each case under the Existing Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of either such agreement or any other Loan Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Existing Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the validity of the Liens granted by it pursuant to the Security Documents. This Amendment shall constitute a Loan Document for purposes of the Existing Credit Agreement and from and after the 2011 Amendment Effective Date, all references to the Existing Credit Agreement in any Loan Document and all references in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Existing Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended and Restated Credit Agreement. Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Amended and Restated Credit Agreement.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

NUANCE COMMUNICATIONS, INC.
By:	/S/ Thomas L. Beaudoin
	Name:	Thomas L. Beaudoin
	Title:	Executive Vice President and Chief Financial Officer

CAERE CORPORATION
SPEECHWORKS INTERNATIONAL, INC.
ART ADVANCED RECOGNITION TECHNOLOGIES, INC.
DICTAPHONE CORPORATION
NUANCE COMMUNICATIONS LLC
VOICE SIGNAL TECHNOLOGIES, INC.
VIECORE, LLC
TEGIC COMMUNICATIONS, INC.
RUETLI HOLDING CORPORATION
EQUITRAC CORPORATION
SNAPIN SOFTWARE, LLC
ECOPY, LLC
OSI LLC
WEBMEDX, INC.

By:	/S/ Thomas L. Beaudoin
	Name:	Thomas L. Beaudoin
	Title:	President and Treasurer

[Signature Page to Amendment Agreement]

UBS AG, STAMFORD BRANCH, as Administrative Agent, Collateral Agent and as a Lender
By:	/S/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

By:	/S/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

[Signature Page to Amendment Agreement]

CITIGROUP GLOBAL MARKETS INC., as Sole Lead Arranger, Sole Book Runner and as a Lender
By:	/S/ Caesar W. Wyszomirski
	Name:	Caesar W. Wyszomirski
	Title:	Director

[Signature Page to Amendment Agreement]

Extension Election and Signature Page to the Amendment
The undersigned evidences its consent to the amendments and acknowledgements reflected in this Amendment and hereby agrees to extend and convert an amount of its Term Loans and/or Revolving Facility Commitments, as the case may be, not to exceed the applicable amount set forth below, into Term C Loans and/or Tranche 2 Revolving Commitments, as the case may be, in accordance with this Amendment and with Section 2.1(b) or Section 2.1(c), as applicable, of the Amended and Restated Credit Agreement on the 2011 Amendment Effective Date. Any Lender that only checks a box under Column A below shall thereby have consented to this Amendment and the Amended and Restated Credit Agreement with respect to each term hereof and thereof other than the extension and conversion of any of its Term Loans and/or Revolving Facility Commitments.
          Indicate either A, B, or C for all applicable Classes of Commitments and/or Loans; and

	A.	B.		C.
Class	Consent Only	Consent and Extend and/or Convert All		Consent and Extend and/or Convert a Portion

Term Loans	☐	☐	Extend and convert all Term Loans into Term C Loans	☐	Extend and convert $__________________ principal amount of Term Loans into Term C Loans

Revolving Facility Commitments	☐	☐	Extend and convert all Revolving Facility Commitments into Tranche 2 Revolving Commitments	☐	Extend and convert $_______________ principal amount of Revolving Facility Commitments into Tranche 2 Revolving Commitments
[Signature Page Follows]
[Signature Page to Amendment Agreement]

Institution Contact information:		Name of Institution:

Contact Person:			,

Phone:( )	-	as a Lender,

Email:

By:
Name:
Title:

If two signatures are required:

By:
Name:
Title:
[Signature Page to Amendment Agreement]

Exhibit A
Amended and Restated Credit Agreement
(See Attached)

Exhibit B
Amended and Restated Exhibits and Schedules
(See Attached)